Exhibit 99.1
Item 1.         Business
OVERVIEW
HRG
Overview
HRG Group, Inc. (“HRG”, the “Company”, “us” or “we”) is a holding company that conducts its operations principally through Spectrum Brands Holdings, Inc. (“Spectrum Brands”), our majority-owned subsidiary that provides global branded consumer products. In addition, we own, among other things, Salus Capital Partners, which was established to serve as a secured asset-based lender and is in the process of completing the wind-down of its business.
On May 24, 2017, Fidelity & Guaranty Life (“FGL”), our then majority-owned subsidiary, entered into an Agreement and Plan of Merger (the “FGL Merger Agreement”) with CF Corporation (“CF Corp”), FGL U.S. Holdings Inc., an indirect wholly owned subsidiary of CF Corp (“CF/FGL US”), and FGL Merger Sub Inc. (“Merger Sub”), a direct wholly owned subsidiary of CF/FGL US, pursuant to which CF Corp agreed to acquire FGL for $31.10 per share (the “FGL Merger”). In addition, Front Street Re (Delaware) Ltd., (“Front Street”) entered into a Share Purchase Agreement (“Front Street Share Purchase Agreement”) pursuant to which it agreed to sell (the “Front Street Sale”) to CF/FGL US all of the issued and outstanding shares of (i) Front Street Re Cayman Ltd. (“Front Street Cayman”) and (ii) Front Street Re Ltd. (“Front Street Bermuda”) (collectively, the “Acquired Companies”). The purchase price was $65.0 million less transaction expenses. On November 30, 2017, the FGL Merger and the Front Street Sale were completed, and as a result, we no longer have an ownership interest in FGL or the Acquired Companies. In addition, on January 16, 2018, HRG redeemed all $864.4 million outstanding principal amount of its 7.875% Senior Secured Notes due 2019. Pursuant to the indenture governing such notes, the notes were redeemed at 100.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. In connection with the redemption, the indenture governing the notes was discharged pursuant to its terms and the liens on the collateral securing the notes were released.
We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we reincorporated in Delaware under the name Harbinger Group Inc. Effective March 9, 2015, we changed our name from Harbinger Group Inc. to HRG Group, Inc. Our Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “HRG.” Our principal executive offices are located at 450 Park Avenue, 29th Floor, New York, New York 10022.
We currently present the results of our operations in two reportable segments: (i) Consumer Products, which consists of Spectrum Brands and (ii) Corporate and Other. For the results of operations by segment and other segment data, see Exhibit 99.6 “Note 23, Segment and Geographic Data” to HRG’s Consolidated Financial Statements included elsewhere in this report.
For detailed information about revenues, operating income and total assets of HRG and its operating subsidiaries, see the financial statements beginning on page F-1, respectively, of this report.
Strategy
During the fiscal year ended September 30, 2017 (“Fiscal 2017”), we continued to streamline our business and simplify our holding company structure. During Fiscal 2017, we also continued to review and evaluate strategic alternatives available to us with a view towards maximizing shareholder value. As part of that review, our Board considered a merger or a sale and/or a business combination of the Company and Spectrum Brands. In connection therewith, the Spectrum Brands board of directors formed a special committee of independent directors and hired independent financial and legal advisors. On February 24, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spectrum Brands and the other parties thereto (such merger, the “Merger”). Upon the execution of the Merger Agreement with Spectrum Brands, HRG concluded its previously announced review of strategic alternatives and is focused on completing its transaction with Spectrum Brands.
Competition
We and our subsidiaries face intense competition from a variety of sources in carrying out our respective businesses and achieving our objectives. Many of our competitors may be better established, possess greater human and other resources than us, and our financial resources may be relatively limited when compared with many of these competitors. Any of these factors may place us at a competitive disadvantage in contrast to our competitors. See elsewhere in this report for discussion of competition faced by our subsidiaries. See Exhibit 99.2 “Risk Factors-Risks Related to HRG-Our subsidiaries operate in highly-competitive industries, limiting their ability to gain or maintain their positions in their respective industries.”
Employees
At September 30, 2017, HRG employed 13 persons and HRG’s subsidiaries employed approximately 17,100 persons. In the normal course of business, HRG and its subsidiaries use contract personnel to supplement their employee base to meet business needs. As of September 30, 2017, none of HRG’s employees were represented by labor unions or covered by collective bargaining agreements. See the remainder of this report for additional information regarding the employees of HRG’s subsidiaries. HRG believes that its overall relationship with its employees is good.
Available Information
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are made available free of charge on or through our website at www.hrggroup.com as soon as reasonably practicable after such reports are filed with, or furnished to, the Securities and Exchange Commission (the “SEC” or the “Commission”). The information on our website is not, and shall not be deemed to be, part of this report or incorporated into any other filings we make with the Commission.
You may read and copy any materials we file with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains a website that contains our reports, proxy statements and other information at www.sec.gov. In addition, copies of our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Ethics, Code of Ethics for our Chief Executive and Senior Financial Officers and Executive Sessions Policy are available at our website at www.hrggroup.com under “Investor Relations-Corporate Governance.” Copies will also be provided to any HRG stockholder upon written request to Investor Relations, HRG Group, Inc. at 450 Park Avenue, 29th Floor, New York, NY 10022 or via electronic mail at investorrelations@hrggroup.com.
For additional information regarding Spectrum Brands, including information in addition to that included in HRG’s SEC reports and public announcements, we direct you to Spectrum Brands’ public announcements and filings made with the SEC. You should follow and read the SEC filings, press releases and other public statements made by Spectrum Brands and their respective representatives, as we expect that they will make additional information available through these channels. See Exhibit 99.1 “Business-Our Operating Subsidiaries-Spectrum Brands-Available Information” for additional information regarding Spectrum Brands.
OUR OPERATING SUBSIDIARIES
FGL and Front Street
On November 30, 2017, HRG disposed of its interest in FGL and Front Street in connection with the closing of the FGL Merger and the Front Street Sale.
In addition, on May 24, 2017, HRG, FS Holdco II Ltd. (“FS Holdco”), CF Corp and CF/FGL US entered into an agreement (the “338 Agreement”) pursuant to which CF/FGL US agreed that FS Holdco may, at its option, cause CF/FGL US and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the FGL Merger and the deemed share purchases of FGL’s subsidiaries (the “338 Tax Election”). On March 8, 2018, FS Holdco exercised the 338 Tax Election. In connection with such election, CF/FGL US paid to FS Holdco $30.0 million on March 22, 2018 and is required to pay FS Holdco $26.6 million by May 21, 2018. Following receipt of such payment the parties obligation to make payment pursuant to the 338 Agreement will be satisfied. As of September 30, 2017, HRG had approximately $1,840.2 million of gross U.S. net operating loss (“NOL”) and capital loss carryforwards - also see Exhibit 99.6 “Note 18, Income Taxes” to HRG’s Consolidated Financial Statements included elsewhere in this report. As a result of the 338 Tax Election being made, HRG expects to retain such federal NOL and capital loss carryforwards following the sale of its stock in the FGL Merger.
Spectrum Brands
Spectrum Brands, a Delaware corporation and a subsidiary of HRG, is a diversified global branded consumer products company. Spectrum Brands’ common stock trades on the NYSE under the symbol “SPB.” As of September 30, 2017, HRG owned approximately 59.6% of Spectrum Brands’ common stock.
Spectrum Brands manufactures, markets and/or distributes its products in multiple countries in the North America (“NA”); Europe, Middle East & Africa (“EMEA”); Latin America (“LATAM”) and Asia-Pacific (“APAC”) regions through a variety of trade channels, including retailers, wholesalers and distributors, original equipment manufacturers (“OEMs”), construction companies, and hearing aid professionals. Spectrum Brands enjoys strong name recognition in its regions under Spectrum Brands’ various brands and patented technologies across multiple product categories. Spectrum Brands manages its business in five vertically integrated, product lines: (i) Global Batteries & Appliances (“GBA”); (ii) Hardware & Home Improvement (“HHI”); (iii) Global Pet Supplies (“PET”); (iv) Home and Garden (“H&G”); and (v) Global Auto Care (“GAC”). Global and geographic strategic initiatives and financial objectives are determined at the corporate level. Each segment is responsible for implementing defined strategic initiatives and achieving certain financial objectives and has a president responsible for sales and marketing initiatives and the financial results for all product lines within that segment.
Effective December 29, 2017, Spectrum Brands’ Board of Directors approved a plan to explore strategic alternatives, including a planned sale of Spectrum Brands’ GBA business. On January 15, 2018, Spectrum Brands entered into a definitive Acquisition Agreement with Energizer Holdings, Inc. (“Energizer”), pursuant to which Spectrum Brands agreed to sell its global battery, lighting and portable power business to Energizer for an aggregate purchase price of $2.0 billion. Spectrum Brands expects a sale to be realized by December 31, 2018. Spectrum Brands is also actively marketing its appliances business. As a result, Spectrum Brands’ assets and liabilities associated with the GBA business have been classified as held for sale and the respective operations of the GBA business have been classified as discontinued operations; and reported separately for all periods presented as the disposition represents a strategic shift that will have a material effect on Spectrum Brands’ operations and financial results.
Spectrum Brands’ operating performance is influenced by a number of factors including: general economic conditions; foreign exchange fluctuations; trends in consumer markets; consumer confidence and preferences; Spectrum Brands’ overall product line mix, including pricing and gross margin, which vary by product line and geographic market; pricing of certain raw materials and commodities; energy and fuel prices; and Spectrum Brands’ general competitive position, especially as impacted by Spectrum Brands’ competitors’ advertising and promotional activities and pricing strategies.
See Exhibit 99.5 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further discussion of the operating results of Spectrum Brands.
Spectrum Brands’ Product Lines
Hardware and Home Improvement (HHI)
Spectrum Brands’ security product category includes a broad range of locksets and door hardware including knobs, levers, deadbolts and handle sets sold under four main brands: (i) Kwikset®, residential door hardware sold primarily in the U.S.; (ii) Weiser®, residential door hardware sold primarily in Canada; (iii) Baldwin®, luxury residential door hardware sold primarily in the U.S.; and (iv) Tell®, commercial doors and hardware sold primarily in the U.S. Spectrum Brands’ residential lockset products incorporate patented SmartKey® technology that provides advanced security and easy rekeying. The security product category also includes electronic and connected locks allowing customers more convenience and protection including remote security features as part of many home automation solutions. Spectrum Brands also supplies product to some customers who have private label offerings.
Spectrum Brands’ plumbing product category includes kitchen and bath faucets and accessories under the Pfister® brand, which delivers best in class designs at a value. Pfister® offers a wide range of styles and finishes to meet a variety of consumer, plumber and builder needs.
Spectrum Brands’ hardware product category includes a broad range of products such as hinges, metal shapes, security hardware, track and sliding door hardware and gate hardware sold primarily under the National Hardware® brand in the U.S. Spectrum Brands also sells some products under the Stanley® brand subject to a licensing arrangement.
The sales force of the HHI business is aligned by brands, customers and geographic regions. Spectrum Brands has strong partnerships with a variety of customers including large home improvement centers, wholesale distributors, home builders, plumbers, home automation providers, and commercial contractors.
Global Pet Supplies (PET)
Spectrum Brands’ aquatics product category includes a broad line of products, including fully integrated consumer and commercial aquarium kits, stand-alone tanks, aquatics equipment such as filtration systems, heaters and pumps, and aquatics consumables such as fish food, water management and care. Spectrum Brands’ largest aquatics brands are Tetra®, Marineland® and Instant Ocean®. On May 12, 2017, Spectrum Brands entered into an asset purchase agreement with Yorktown Technologies LP for the acquisition of assets consisting of the GloFish operation, including transfer of the GloFish® brand, its related intellectual property and operating agreements. The GloFish operations consist of the development and licensing of multiple species and color combination of fluorescent fish sold through retail and online channels.
Spectrum Brands’ companion animal product category includes a variety of specialty pet products including rawhide chews, dog and cat clean-up, training, health and grooming products, and small animal food and care products. Spectrum Brands’ largest specialty pet brands include Dingo®, FURminator®, Nature’s Miracle®, Wild Harvest®, 8-in-1®, Littermaid® and Healthy-Hide®, marketed across the Good’n’Fun®, and Good’n’Tasty® family of brands. On June 1, 2017, Spectrum Brands acquired PetMatrix LLC, a manufacturer and marketer of rawhide-free dog chews consisting primarily of the DreamBone® and SmartBones® brands. PetMatrix will provide the segment with complementary product offerings, as well as entrance into an expanding business of raw-hide free treats in the pet food product category. Spectrum Brands’ pet food product category also includes wet and dry pet food for dogs and cats under the IAMS®, Eukanuba® and 8-in-1® brand names in European markets.
Spectrum Brands’ PET sells primarily to pet superstores, mass merchandisers, e-tailers, grocery stores and drug chains, warehouse clubs and other specialty retailers. International distribution varies by region and is often executed on a country-by-country basis.
Home and Garden (H&G)
Spectrum Brands’ controls product category includes a variety of outdoor insect and weed control solutions, and animal repellents under the brand names Spectracide®, Black Flag®, Garden Safe®, EcoLogic® and Liquid Fence®. Spectrum Brands’ lines of outdoor control solutions are designed to assist consumers in controlling insects, weeds and animals when tackling lawn and landscaping projects. Spectrum Brands’ largest brands in the household insect control and rodenticide category are Hot Shot® and Black Flag®.
Spectrum Brands’ household product category includes a broad array of household pest control solutions, such as spider and scorpion killers; ant and roach killers; flying insect killers; insect foggers; wasp and hornet killers; bedbug, flea and tick control products; and roach and ant baits. Spectrum Brands’ outdoor products are available as aerosols, granules, ready-to-use sprays or hose-end ready-to-sprays designed to fulfill a variety of consumer needs.
Spectrum Brands’ repellents product category includes personal use pesticides for protection from various outdoor nuisance pests, especially mosquitoes. These products include both personal repellents in a variety of formulas to meet consumer needs, such as aerosols, lotions, pump sprays and wipes, as well as area repellents, such as yard sprays and citronella candles to allow consumers to enjoy the outdoors without bothersome pests. The brands in the insect repellents category are Cutter® and Repel®.
The H&G business sells primarily to home improvement centers, mass merchandisers, dollar stores, hardware stores, home and garden distributors, and food and drug retailers, primarily in the U.S.
Global Auto Care (GAC)
Spectrum Brands’ appearance product category includes protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes designed to clean, shine, refresh and protect interior and exterior automobile surfaces under the brand name Armor All®.
Spectrum Brands’ performance product category includes STP® branded fuel and oil additives, functional fluids and automotive appearance products that benefit from a rich heritage in the car enthusiast and racing scenes.
Spectrum Brands’ A/C recharge product category includes do-it-yourself automotive air conditioner recharge products under the A/C PRO® brand name, along with other refrigerant and oil recharge kits, sealants and accessories.
The GAC business sales force is geographically aligned with key customers and supply chains, and sells primarily to big-box auto, auto specialty retail, mass retailers, food and drug retailers, and small regional and convenience store retailers. Spectrum Brands’ small regional and convenience store customers are serviced by brokers and distributors. International distribution varies by region and is often executed on a country-by-country basis.
Sales, Distribution and Competition
Spectrum Brands sells its products associated with its continuing operations through a variety of trade channels, including retailers, e-commerce and online retailers, wholesalers and distributors, construction companies and OEMs. Spectrum Brands’ sales generally are made through the use of individual purchase orders, consistent with industry practice. Retail sales of the consumer products that Spectrum Brands markets have been increasingly consolidated on a worldwide basis into a small number of regional and national mass merchandisers and e-commerce companies that generally have strong negotiating power with their suppliers. A significant percentage of Spectrum Brands’ sales associated with its continuing operations are attributable to a limited group of retailer customers, including (in alphabetical order), Amazon, Autozone, Dollar General, Home Depot, Lowe’s, Menards, O’Reilly, PetCo, PetSmart, and Wal-Mart. Spectrum Brands has three customers, Home Depot, Lowe’s, and Wal-Mart, that each account for more than 10% of Spectrum Brands’ consolidated net sales and collectively represent 38% of Spectrum Brands’ consolidated net sales for Fiscal 2017.
Factors influencing product sales include brand name recognition, perceived quality, price, performance, product packaging, design innovation, and consumer confidence and preferences as well as creative marketing, promotion and distribution strategies. Spectrum Brands competes for limited shelf space and consumer acceptance based on location and product segment. Spectrum Brands also competes with its retail customers, who use their own private label brands, and with distributors and foreign manufacturers of unbranded products, typically at lower prices. Spectrum Brands attempts to address these competitive challenges through a portfolio of well-recognized consumer product brands, business relationships with global retailers, distributors and wholesalers, an expansive distribution network, innovative new products, packaging and technologies and an experienced management team. See Exhibit 99.2 “Risk Factors-Risk Related to Spectrum Brands’ Business-Spectrum Brands participates in very competitive markets and it may not be able to compete successfully, causing Spectrum Brands to lose market share and sales.”
Within Spectrum Brands’ HHI product line, primary competitors in security and residential locksets include Allegion (Schlage), Assa Abloy (Emtek, Yale) and private label import brands such as Defiant. Primary competitors for hardware include The Hillman Group, Hampton Hardware and private labels such as Crown Bolt. Primary competitors for plumbing include Masco (Delta), Fortune Brands (Moen), Kohler, American Standard, and private label brands such as Glacier Bay.
Primary competitors in Spectrum Brands’ PET product line are Mars Corporation, the Hartz Mountain Corporation and Central Garden & Pet Company which all sell a comprehensive line of pet supplies that compete across Spectrum Brands’ product categories. The pet supplies product category is highly fragmented with no competitor holding a substantial market share and consists of small companies with limited product lines.
Primary competitors in Spectrum Brands’ H&G product line are The Scotts Miracle-Gro Company (Scotts, Ortho, Roundup, Miracle-Gro, Tomcat); Central Garden & Pet (AMDRO, Sevin), Bayer A.G. (Bayer Advanced), S.C. Johnson & Son, Inc. (Raid, OFF!); and Henkel AG & Co. KGaA (Combat).
Within Spectrum Brands’ GAC, primary competitors for appearance products are Meguairs, Turtle Wax, Black Magic, Mothers, and private label brands. Primary competitors in performance chemical products include Lucas, Gumout, Chevron, Prestone, and private label brands. Primary competitors for A/C recharge products primarily consist of private label brands. Spectrum Brands also encounters competition from similar and alternative products, many of which are produced and marketed by major multinational or national companies such as Mothers, Meguiars, Lucas, and Sea Foam.
Seasonality
Sales of certain product categories associated with Spectrum Brands’ continuing operations tend to be seasonal and may impact Spectrum Brands’ financial results on a consolidated basis. Sales in Spectrum Brands’ HHI business primarily increase during the spring and summer construction period (Spectrum Brands’ third and fourth fiscal quarters). Sales in Spectrum Brands’ PET business remain fairly consistent throughout the year with little variation. Sales in Spectrum Brands’ H&G business and GAC business typically peak during the first six months of the calendar year (Spectrum Brands’ second and third fiscal quarters) due to customer seasonal purchasing patterns and timing of promotional activities.
Manufacturing, Raw Materials and Suppliers
The principal raw materials used in manufacturing include brass and steel used in the manufacturing of Spectrum Brands’ HHI products, and refrigerant R-134a used in Spectrum Brands’ GAC A/C recharge products, that are sourced either on a global or regional basis. The prices of these raw materials are susceptible to fluctuations due to supply and demand trends, energy costs, transportation costs, government regulations and tariffs, changes in currency exchange rates, price controls, general economic conditions and other unforeseen circumstances. Spectrum Brands has regularly engaged in forward purchase and hedging derivative transactions in an attempt to effectively manage the raw material costs Spectrum Brands expects to incur over the next 12 to 24 months.
Substantially all of Spectrum Brands’ rawhide alternative products from Spectrum Brands’ recent PetMatrix acquisition are manufactured by third party suppliers that are primarily located in the Asia-Pacific region. Spectrum Brands maintains ownership of most of the tooling and molds used by its suppliers.
Spectrum Brands continually evaluates its manufacturing facilities’ capacity and related utilization. As a result of such analyses, Spectrum Brands has closed a number of manufacturing facilities during the past five years. In general, Spectrum Brands believes its existing facilities are adequate for its present and foreseeable needs.
Patents and Trademarks
Spectrum Brands uses and maintains a number of patents, trademarks, brand names and trade names that are, in the aggregate, important to its businesses. Spectrum Brands seeks trademark protection in the U.S. and in foreign countries. Spectrum Brands’ most significant registered trademarks associated with Spectrum Brands’ continuing operations are:

Product Line	Trademarks
HHI	Kwikset®, Weiser®, Baldwin®, National Hardware®, Stanley®, Fanal®, Pfister®, Tell®
PET	Tetra®, 8-in-1®, Dingo®, Nature’s Miracle®, Wild Harvest®, Marineland®, Furminator®, Littermaid®, Birdola®, Healthy Hide®, Digest-eeze®, Iams®, Eukanuba®, SmartBone®, DreamBones®, GloFish®
H&G	Spectracide®, Cutter®, Hot Shot®, Real Kill®, Ultra Kill®, Black Flag®, Liquid Fence®, Rid-a-bug®, TAT®, Garden Safe®, Repel®
GAC	Armor All®, STP®, A/C PRO®
Spectrum Brands licenses the Stanley® and Black & Decker® marks and logos in the HHI business for such products as residential locksets, builder’s hardware, padlocks, and door hardware through a transitional trademark license agreement with Stanley Black & Decker Corporation (“SBD”). Under the agreement and as part of the acquisition of the HHI Business in December 2012, Spectrum Brands has a royalty-free, fully paid license to use certain trademarks, brand names and logos in marketing its products and services for five years after the completion of the HHI Business acquisition. Spectrum Brands has amended the license agreement with SBD to extend the license agreement and allow for the continued use of the respective trademarks, brand names and logos in the HHI business through December 2018. During this extension period, Spectrum Brands will pay to SBD royalties based on a percentage of sales.
Spectrum Brands owns or licenses from third parties patents and patent applications throughout the world relating to products that Spectrum Brands sells and manufacturing equipment that Spectrum Brands uses. Through Spectrum Brands’ HHI business, Spectrum Brands owns the patented SmartKey® technology, which enables customers to easily rekey their locks without hiring a locksmith. Through Spectrum Brands’ acquisition of PetMatrix on June 1, 2017, Spectrum Brands owns patented technology for the development of edible rawhide-fee pet treats. Through Spectrum Brands’ acquisition of GloFish on May 12, 2017, Spectrum Brands owns patented technology used in the development and breeding of fluorescent ornamental fish.

Research and Development
Spectrum Brands’ research and development strategy is focused on new product development and performance enhancements of its existing products. Spectrum Brands plans to continue to use its strong brand names, established customer relationships and significant research and development efforts to introduce innovative products that offer enhanced value to consumers through new designs and improved functionality. During Fiscal 2017, 2016 and 2015, Spectrum Brands invested $27.2 million, $27.0 million and $21.1 million, respectively, in product research and development associated with Spectrum Brands’ continuing operations.
Governmental Regulations and Environmental Matters
Due to the nature of Spectrum Brands’ operations, its facilities are subject to a broad range of federal, state, local and foreign legal and regulatory provisions relating to the environment, including those regulating the discharge of materials into the environment, the handling and disposal of solid and hazardous substances and wastes and the remediation of contamination associated with the releases of hazardous substances at Spectrum Brands’ facilities. Spectrum Brands believes that compliance with the federal, state, local and foreign laws and regulations to which it is subject will not have a material effect upon Spectrum Brands’ capital expenditures, financial condition, earnings or competitive position.
From time to time, Spectrum Brands has been required to address the effect of historic activities on the environmental condition of its properties. Spectrum Brands has not conducted invasive testing at all facilities to identify all potential environmental liability risks. Given the age of its facilities and the nature of its operations, it is possible that material liabilities may arise in the future in connection with Spectrum Brands’ current or former facilities. If previously unknown contamination of property underlying or in the vicinity of its manufacturing facilities is discovered, Spectrum Brands could incur material unforeseen expenses, which could have a material adverse effect on its financial condition, capital expenditures, earnings and competitive position. Although Spectrum Brands is currently engaged in investigative or remedial projects at some of its facilities, Spectrum Brands does not expect that such projects, taking into account established accruals, will cause Spectrum Brands to incur expenditures that are material to its business, financial condition or results of operations; however, it is possible that Spectrum Brands’ future liability could be material.
Spectrum Brands has been, and in the future may be, subject to proceedings related to its disposal of industrial and hazardous material at off-site disposal locations or similar disposals made by other parties for which Spectrum Brands is held responsible as a result of its relationships with such other parties. In the U.S., these proceedings are under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) or similar state laws that hold persons who “arranged for” the disposal or treatment of such substances strictly liable for costs incurred in responding to the release or threatened release of hazardous substances from such sites, regardless of fault or the lawfulness of the original disposal. Liability under CERCLA is typically joint and several, meaning that a liable party may be responsible for all costs incurred in investigating and remediating contamination at a site. As a practical matter, liability at CERCLA sites is shared by all of the viable responsible parties. Spectrum Brands occasionally is identified by federal or state governmental agencies as being a potentially responsible party for response actions contemplated at an off-site facility. At the existing sites where Spectrum Brands has been notified of its status as a potentially responsible party, it is either premature to determine whether its potential liability, if any, will be material or Spectrum Brands does not believe that its liability, if any, will be material. Spectrum Brands may be named as a potentially responsible party under CERCLA or similar state laws for other sites not currently known to it, and the costs and liabilities associated with these sites may be material.
It is difficult to quantify with certainty the potential financial impact of actions regarding expenditures for environmental matters, particularly remediation, and future capital expenditures for environmental control equipment. See Exhibit 99.6 “Note 21, Commitments and Contingencies”, to our Consolidated Financial Statements included elsewhere in this report for further details on estimated liabilities arising from such environmental matters. Nevertheless, based upon the information currently available, Spectrum Brands believes that its ultimate liability arising from such environmental matters should not be material to its business or financial condition.
Electronic and electrical products that depend on electric current to operate (“EEE”) that Spectrum Brands sells in Europe are subject to regulation in European Union (“EU”) markets under two key EU directives. Among Spectrum Brands’ brands, this includes a limited range of products, such as aquarium pumps, heaters, and lighting. The first directive is the Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment (“RoHS”) which took effect in EU member states beginning July 1, 2006. RoHS prohibits companies from selling EEE products which contain certain specified hazardous materials in EU member states. Spectrum Brands believes that compliance with RoHS does not have a material effect on its capital expenditures, financial condition, earnings or competitive position. The second directive is entitled the Waste of Electrical and Electronic Equipment (“WEEE”). WEEE makes producers or importers of particular classes of EEE goods financially responsible for specified collection, recycling, treatment and disposal of past and future covered products. WEEE assigns levels of responsibility to companies doing business in EU markets based on their relative market share. WEEE calls on each EU member state to enact enabling legislation to implement the directive. To comply with WEEE requirements, Spectrum Brands has partnered with other companies to create a comprehensive collection, treatment, disposal and recycling program as specified within the member countries Spectrum Brands conducts business. As EU member states pass enabling legislation Spectrum Brands currently expects its compliance system to be sufficient to meet such requirements. Spectrum Brands’ current estimated costs associated with compliance with WEEE are not significant based on its current market share. However, Spectrum Brands continues to evaluate the impact of the WEEE legislation and implementation of regulations as EU member states implement guidance and as its market share changes and, as a result, actual costs to Spectrum Brands could differ from its current estimates and may be material to its business, financial condition or results of operations.
Certain of Spectrum Brands’ products and facilities in each of its business segments are regulated by the United States Environmental Protection Agency (the “EPA”) and the United States Food and Drug Administration (the “FDA”) or other federal consumer protection and product safety agencies and are subject to the regulations such agencies enforce, as well as by similar state, foreign and multinational agencies and regulations. For example, in the U.S., all products containing pesticides must be registered with the EPA and, in many cases, similar state and foreign agencies before they can be manufactured or sold. Spectrum Brands’ inability to obtain, delay in receipt or the cancellation of any registration could have an adverse effect on its business, financial condition and results of operations. The severity of the effect would depend on which products were involved, whether another product could be substituted and whether its competitors were similarly affected. Spectrum Brands attempts to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals and other ingredients. Spectrum Brands may not always be able to avoid or minimize these risks.
The Food Quality Protection Act (“FQPA”) established a standard for food-use pesticides, which is that a reasonable certainty of no harm will result from the cumulative effect of pesticide exposures. Under the FQPA, the EPA is evaluating the cumulative effects from dietary and non-dietary exposures to pesticides. The pesticides in certain of Spectrum Brands’ products continue to be evaluated by the EPA as part of this program. It is possible that the EPA or a third party active ingredient registrant may decide that a pesticide Spectrum Brands uses in its products will be limited or made unavailable to Spectrum Brands. Spectrum Brands cannot predict the outcome or the severity of the effect of the EPA’s continuing evaluations of active ingredients used in its products.
Certain of Spectrum Brands’ products and packaging materials are subject to regulations administered by the FDA. Among other things, the FDA enforces statutory prohibitions against misbranded and adulterated products, establishes ingredients and manufacturing procedures for certain products, establishes standards of identity for certain products, determines the safety of products and establishes labeling standards and requirements. In addition, various states regulate these products by enforcing federal and state standards of identity for selected products, grading products, inspecting production facilities and imposing their own labeling requirements.
Certain A/C products containing R-134a are subject to regulation in the U.S. markets under the EPA’s Significant New Alternative Policy (“SNAP Program”), which implements international agreements restricting the use of certain refrigerants. The EPA has identified use of R-134a in new automotive air conditioning systems as an approved use up to the 2020 automotive model year. The EPA has not yet approved a replacement refrigerant under the SNAP program for sale in small cans for automotive use for automobiles produced beginning with the 2021 model year, and future rulemakings from the agency are anticipated. In addition, in 2017 the Court of Appeals for the District of Columbia issued a decision that may remove R-134a from regulation under the SNAP program, and that decision may be subject to en banc review or a writ of certiorari filed with the U.S. Supreme Court. Spectrum Brands currently believes that compliance with current and future SNAP regulations will not have a material effect on its capital expenditures, financial condition, earnings or competitive position. However, until such time as future regulations are issued and future alternate refrigerants are approved for sale in small cans, a full evaluation of these costs cannot be completed by Spectrum Brands. Spectrum Brands will continue to evaluate the impact of the SNAP Program as the EPA issues additional guidance.
The fish sold under the GloFish brand can be classified as an intragenic or transgenic species due to the addition of their bioluminescent genes, which means the FDA has the authority to regulate as the luminescence is caused by intentionally altered genomic DNA. Additional regulatory agencies, including the EPA, as well as agencies in U.S. and foreign states have authority to regulate these types of species. It is possible that the EPA, FDA, or another U.S. or foreign state or federal agency could in the future seek to exercise authority over the distribution and/or sale of GloFish. Spectrum Brands will continue to monitor the development of any regulations that might apply to Spectrum Brands’ bioluminescent fish.
Certain of Spectrum Brands’ products may be regulated under programs within the United States, Canada, or in other countries that may require that those products and the associated product packaging be recycled or managed for disposal through a designated recycling program. Some programs are funded through assessment of a fee on the manufacturer and suppliers, including Spectrum Brands. Spectrum Brands does not expect that such programs will cause Spectrum Brands to incur expenditures that are material to Spectrum Brands’ business, financial condition or results of operations; however, it is possible that Spectrum Brands’ future liability could be material.
The United States Toxic Substances Control Act (“TSCA”) was amended in 2016, and the EPA is currently evaluating additional chemicals for regulation under that amended law. Certain of Spectrum Brands’ products may be manufactured using chemicals or other ingredients that may be subject to regulation under current TSCA regulations, and other chemicals or ingredients may be regulated under the law in the future. Spectrum Brands does not expect that compliance with current or future TSCA regulations will cause Spectrum Brands to incur expenditures that are material to Spectrum Brands’ business, financial condition or results of operations; however, it is possible that Spectrum Brands’ future liability could be material.

Employees
Spectrum Brands had approximately 13,000 full-time employees worldwide associated with its continuing operations as of September 30, 2017. As of September 30, 2017, approximately 4% of its total labor force is covered by collective bargaining agreements and there are 2 collective bargaining agreements that will expire during Spectrum Brands’ Fiscal 2018, which cover approximately 63% of the labor force under collective bargaining agreements, or approximately 2% of its total labor force. Spectrum Brands believes that its overall relationship with its employees is good.
Discontinued Operations
As previously discussed, Spectrum Brands’s assets and liabilities associated with the GBA business have been classified as held for sale and the respective operations of the GBA business have been classified as discontinued operations; and reported separately for all periods presented. The GBA business consists of (i) consumer batteries products including alkaline batteries, zinc carbon batteries, nickel metal hydride (NiMH) rechargeable batteries , hearing aid batteries, battery chargers, battery- powered portable lighting products including flashlights and lanterns, and other specialty battery products primarily under the Rayovac® and VARTA® brand, and other proprietary brand names pursuant to licensing arrangements with third parties; (ii) small appliances products consisting of small kitchen appliances under the Black & Decker®, Russell Hobbs®, George Foreman®, Juiceman® and Breadman® brands, including toaster ovens, toasters, sandwich makers, coffeemakers, coffee grinders, can openers, electric knives, grills, deep fryers, food choppers, food processors, slow cookers, hand mixers, blenders, juicers, bread makers, kettles, rice cookers and steamers; and (iii) personal care products including a broad line of electric shaving and grooming products under the Remington® brand name, including men’s rotary and foil shavers, beard and mustache trimmers, body groomers, nose and ear trimmers, women’s shavers, haircut kits and intense pulsed light hair removal systems.
GBA products are sold primarily to large retailers, online retailers, wholesalers, distributors, warehouse clubs, food and drug chains and specialty trade or retail outlets such as consumer electronics stores, department stores, discounters and other specialty stores. GBA maintains separate sales teams to service (i) retail sales and distribution channels; (ii) hearing aid professionals channel; and (iii) industrial distributors and OEM sales and distribution channel. International distribution varies by region and is often executed on a country-by-country basis. GBA also utilizes a network of independent brokers to service participants in selected distribution channels.
Primary competitors for consumer batteries include Energizer Holdings, Inc. (Energizer), Berkshire Hathaway (Duracell), Montana Tech Components AG (PowerOne), Matsushita (Panasonic) and private label brands of major retailers. Primary competitors for small appliances include Newell Brands (Sunbeam, Mr. Coffee, Crockpot, Oster), De’Longhi America (DeLonghi, Kenwood, Braun), SharkNinja (Shark, Ninja), Hamilton Beach Holding Co. (Hamilton Beach, Proctor Silex), Sensio, Inc. (Bella); SEB S.A.(T-fal, Krups, Rowenta), Whirlpool Corporation (Kitchen Aid), Conair Corporation (Cuisinart, Waring), Koninklijke Philips N.V. (Philips), Glen Dimplex (Morphy Richards) and private label brands for major retailers. Primary competitors in personal care include are Koninklijke Philips Electronics N.V. (Norelco), The Procter & Gamble Company (Braun), Conair Corporation, Wahl Clipper Corporation and Helen of Troy Limited.
Sales in our GBA business, primarily from consumer battery and electric personal care product categories tend to increase during the December holiday season (Spectrum Brands’ first fiscal quarter), while small appliances sales increase from July through December primarily due to the increased demand by customers in the late summer for “back-to-school” sales (Spectrum Brands’ fourth fiscal quarter) and in December for the holiday season.
The principal raw materials used in manufacturing include zinc and electrolytic manganese dioxide used in consumer batteries products that are sourced either on a global or regional basis. The prices of these raw materials are susceptible to fluctuations due to supply and demand trends, energy costs, transportation costs, government regulations and tariffs, changes in currency exchange rates, price controls, general economic conditions and other unforeseen circumstances. GBA regularly engaged in forward purchase and hedging derivative transactions in an attempt to effectively manage certain raw material costs we expect to incur over the next 12 to 24 months. Substantially all of our rechargeable batteries and chargers, portable lighting products, and personal care and small appliances are manufactured by third party suppliers that are primarily located in the Asia-Pacific region. GBA maintains ownership of most of the tooling and molds used by our suppliers.
GBA maintains a number of patents, trademarks brands names that are, in the aggregate, important to the business. The most significant trademarks associated with the business are Rayovac®, Varta ®, Remington®, Black & Decker®, George Foreman®, Russell Hobbs®, Farberware®, Toastmaster®, Breadman®, and Juiceman®. GBA acquired the rights to the VARTA® trademark in the consumer battery category and Johnson Controls Inc. acquired rights to the trademark in the automotive battery category from VARTA AG. VARTA AG continues to have rights to use the trademark with travel guides and industrial batteries and VARTA Microbattery GmbH has the right to use the trademark with micro batteries. GBA is party to a Trademark and Domain Names Protection and Delimitation Agreement that governs ownership and usage rights and obligations of the parties relative to the VARTA® trademark.
GBA licenses the Black & Decker® brand in North America, Latin America (excluding Brazil) and the Caribbean for four core categories of household appliances: beverage products, food preparation products, garment care products and cooking products through a trademark license agreement with The Black and Decker Corporation (“BDC”) through December 2018. Under the agreement, GBA agreed to pay BDC royalties based on a percentage of sales, with minimum annual royalty payments of $15.0 million through calendar year 2018. The agreement also requires us to comply with maximum annual return rates for products. If BDC does not agree to renew the license agreement, we have 18 months to transition out of the brand name with no minimum royalty payments during such transition period and BDC has agreed to not compete in the four categories for five years after the end of the transition period. Upon request, BDC may elect to extend the license to use the Black & Decker brand to certain additional product categories. BDC has approved several extensions of the license to additional categories and geographies.
GBA owns the right to use the Remington® trademark for electric shavers, shaver accessories, grooming products and personal care products; and Remington Arms Company, Inc. (“Remington Arms”) owns the rights to use the trademark for firearms, sporting goods and products for industrial use, including industrial hand tools. The terms of a 1986 agreement between Remington Products, LLC and Remington Arms provides for the shared rights to use the trademark on products which are not considered “principal products of interest” for either company. GBA retains the trademark for nearly all products which we believe can benefit from the use of the brand name in our distribution channels.
GBA holds a license that expires in March 2022 for certain alkaline battery designs, technology and manufacturing equipment from Matsushita Electrical Industrial Co., Ltd. (“Matsushita”), to whom we pay a royalty. Through ownership of Shaser, Inc., we have patented technology that is used in our i-Light and i-Light Reveal product line.
Available Information
For information regarding Spectrum Brands, see the remaining section of this report. For additional information regarding Spectrum Brands, including information in addition to that included in HRG’s SEC reports and public announcements, we direct you to Spectrum Brands’ announcements and filings made with the SEC, including Spectrum Brands’ Annual Report on Form 10-K for Fiscal 2017. You should follow and read the SEC filings, press releases and other public statements made by Spectrum Brands and its representatives, as we expect that they will make additional information available through these channels.
Spectrum Brands’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, are made available free of charge on or through Spectrum Brands’ website at www.spectrumbrands.com as soon as reasonably practicable after such reports are filed with, or furnished to, the Commission.
The information on Spectrum Brands’ website is not, and shall not be deemed to be, part of this report or incorporated into any other filings HRG or Spectrum Brands makes with the SEC and Spectrum Brands’ reports are not and shall not be deemed to be part of this report. You may read and copy any materials Spectrum Brands files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains Spectrum Brands’ reports, proxy statements and other information at www.sec.gov.